Exhibit 99.2

Opexa Therapeutics Closes First Tranche of Additional Financing

Funding to Support Ongoing Partnering Discussions

THE WOODLANDS, Texas--(BUSINESS WIRE)--April 16, 2009--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS) and a stem cell therapy for diabetes, today announced the closing of an initial tranche of a private offering of secured convertible notes and warrants for gross proceeds of approximately $1.1 million. Opexa will use the proceeds from the financing to support the ongoing partnering discussions for both its Tovaxin® T-cell program and its stem cell platform. Participating in the financing were existing shareholders, consisting of institutional investors, private individuals and members of Opexa’s Board of Directors.

The initial tranche of a private placement of $1.1 million of secured convertible notes maturing in April 2011 closed on April 14, 2009. The notes accrue interest at a 10% rate, compounded annually, and the interest is payable at maturity in either cash or common stock at the Company’s option. The notes are secured by substantially all of the Company’s assets and are convertible into common stock, at the option of the holders, at a price of $0.50 per share. Additionally, subject to the satisfaction of certain conditions, the notes are mandatorily convertible into common stock, at the Company’s option, during their term also at $0.50 per share. The warrants have a four year term and are exercisable for 50% of the number of shares that the note is convertible into at an exercise price of $0.75 per share. Cambria Capital, LLC assisted with the placement of a portion of the private offering.

“We are grateful for the support of our shareholders and their continued belief in the company,” commented Neil K. Warma, Opexa’s President and CEO. “It is a testament to the true potential of the novel therapies we are developing, especially given the difficult and uncertain capital market conditions facing the industry. We have been advancing well with our partnering activities over the past several months and meaningful discussions are continuing on both the Tovaxin therapy for MS and the stem cell therapy for diabetes. This financing will allow us to extend our runway beyond August 2009, such that we can continue our dialogue with the aim of securing a partnership.

We are also grateful for all the patient support and testimonials that we have received over the past several months from patients enrolled in the TERMS IIb clinical study that was successfully completed in 2008. We remain determined to bringing safe and effective treatments rapidly to market,” added Mr. Warma.

Further to this, Opexa has extended the employment agreement of Donna Rill, Senior Vice President of Operations through March 31, 2010. “Donna remains a pivotal member of the Opexa team and has done a remarkable job in building a world class cGMP manufacturing facility here at Opexa that supported our 150 patient IIb clinical trial for our T-cell therapy, Tovaxin and that can also meet the demands of our stem cell therapy. She is a leader in this field and we are pleased she and the company have made a longer term commitment to each other,” stated Mr. Warma.

About Tovaxin (TERMS Phase IIB clinical study)

Data from the TERMS Phase IIb clinical study with Tovaxin in MS demonstrated the following:

Promising Efficacy in patients with more advanced disease

  55% reduction in the Annualized Relapse Rate (ARR) observed in Tovaxin treated patients
  87% reduction in ARR observed in Tovaxin patients after the full course of treatment was administered (p=0.039)
  Statistically significant improvement in disability (p=0.045) as measured by EDSS observed in Tovaxin treated patients (28.1% showing improvement with Tovaxin vs. 5.6% with placebo)
  88% reduction in brain atrophy when treated with Tovaxin
  59% reduction in absolute T-2 lesion volume

Excellent Safety

  No serious adverse events (SAEs) associated with Tovaxin treatment in the Phase IIb TERMS study
  No serious adverse events associated with Tovaxin in either of the previously conducted Phase I/II clinical studies

Ease of Administration

  Patient compliance may be improved with Tovaxin’s treatment regimen of five subcutaneous injections per year

About Opexa’s Stem Cell program for diabetes

The autologous adult stem cell research platform at Opexa Therapeutics has been focused on the development of monocyte derived stem cells (MDSC) which are converted to monocyte derived pancreatic-like islets (MDI) as a potential therapeutic transplantation product for the treatment of Type 1 and Type 2 diabetes. A proprietary in vitro process has been developed to derive MDSC from blood monocytes, expand them ex vivo, and then convert them to MDI for transplantation into the hepatic main portal vein of diabetic patients. Opexa has demonstrated that the MDSC are multipotent stem cells that may be cultured under defined conditions to convert them into several cellular lineages. The MDSCs have specific time-dependent expression of markers that distinguish them from other stem cells. MDSCs have the capacity to differentiate towards hematopoietic, epithelial, endothelial, endocrine and neuronal cells. Currently, Opexa’s main focus is the development of MDSC technology as a platform for the ex vivo generation of MDI for potential application in autologous transplantation cell therapy for diabetes mellitus patients.

About Opexa

Opexa Therapeutics develops and commercializes cell therapies to treat autoimmune diseases such as multiple sclerosis and diabetes. The Company is focused on autologous cellular therapy applications of its proprietary T-cell and stem cell therapies. The Company's lead product is Tovaxin, a T-cell therapy for multiple sclerosis that recently completed Phase IIb trials. The Company holds the exclusive worldwide license for adult multipotent stem cells derived from mononuclear cells of peripheral blood. The technology allows large quantities of monocyte-derived stem cells to be produced efficiently for use in autologous therapy, thus circumventing the threat of rejection. The Company is in preclinical development for diabetes mellitus. For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of collaborative relationships, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-719-3437
President and CEO
nwarma@opexatherapeutics.com